Exhibit 10.26

Certain information identified by [***] has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

AMENDMENT TO
COMMERCIAL PACKAGING AGREEMENT

THIS AMENDMENT TO COMMERCIAL PACKAGING AGREEMENT (this “Amendment”) is effective as of January 14, 2019, by and among Clarus Therapeutics, Inc., a Delaware corporation, with a place of business at 555 Skokie Blvd., Suite 340, Northbrook, IL 60062 (“Client”), and Packaging Coordinators, LLC, a Delaware limited liability company, doing business as PCI of Philadelphia and PCI of Woodstock, with a place of business at 3001 Red Lion Road, Philadelphia, Pennsylvania 19114, USA (“PCI”). PCI and Client are sometimes collectively referred to herein as the “Parties”.

WHEREAS, Client and PCI are parties to that certain Commercial Packaging Agreement dated as of June 26, 2014 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to Section 18.1 of the Agreement, the Agreement may be amended by written amendment signed by each of the Parties; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, PCI and Client, each intending to be legally bound hereby, agree as follows:

1. Section 4.1. Section 4.1 shall be amended and restated to read in its entirety as follows:

“4.1 Requirements. During the Initial Term, Client shall purchase [***] of its requirements for Packaging of the Bulk Product from PCI; provided that (i) such obligation shall cease upon [***] (the “Exclusivity Requirement”) and (ii) such obligation shall terminate in the event that PCI cannot meet the requirements set forth in any Purchase Orders supplied to PCI by Client in accordance with this Agreement.”

2. Section 16.1. Section 16.1 shall be amended and restated to read in its entirety as follows:

“16.1 Term. This Agreement shall continue until December 31, 2021 (the “Initial Term”), unless earlier terminated in accordance with Section 16.2 (as may be extended in accordance with this Section, the “Term”). The Term shall automatically be extended for successive one -year periods unless and until one party gives the other party at least one year prior written notice of its desire to terminate as of the end of the then-current Term.”

3. Section 16.2(c). Client and PCI agree that neither party may terminate the Agreement under Section 16.2(c) prior to satisfaction of the Exclusivity Requirement.

4. Miscellaneous.

4.1 All references to the Agreement in any documents and instruments executed by the Parties in connection with the Agreement shall be deemed to refer to the Agreement as the same has been amended through the date hereof, and as the same may be amended in the future.

4.2 This Amendment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Amendment shall constitute an original.

4.3 Except as expressly amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in every respect.

4.4 This Amendment shall be governed by and construed under the laws of Commonwealth of Pennsylvania, excluding its conflicts of law provisions that would apply the laws of any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first written above.

PACKAGING COORDINATORS, LLC		CLARUS THERAPEUTICS, INC.

By:	/s/ Philip Diabiacomo	By:	/s/ Robert E, Dudley

Name:	Philip Diabiacomo	Name:	Robert E, Dudley

Its:	Senior VP of Sales and Marketing	Its:	President and CEO